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                                                                   Exhibit 10.86

                ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP

                          1290 AVENUE OF THE AMERICAS

                            NEW YORK, NEW YORK 10104

                                 (212) 541-2000

                           FACSIMILE: (212) 541-4630

                         WEB: www.robinsonsilverman.com

                               November 21, 2000

                                                         WRITER'S DIRECT NUMBER:
                                                                    212-541-2275
                                                      WRITER'S DIRECT FACSIMILE:
                                                                    212-541-1357
                                                        WRITER'S E-MAIL ADDRESS:
                                                              henderso@rspab.com

VIA FACSIMILE

Fidelity Holdings, Inc.
80-02 Kew Gardens Road, Suite 5000
Kew Gardens, New York 11415
Attn: Bruce Bendell, Chairman

     Re: Promissory Notes, dated September 11, 2000, of Fidelity Holdings, Inc.
         (the "Company"), in favor of Strong River Investments, Inc. and Montrose Investments Ltd. (the "Investors"), each in the principal amount of $1,375,000.00 (the "Notes").

Gentlemen:

         The Company is in breach of its obligations under the Notes and the Investors have given to the Company notice of such breach. However, the Company has requested that the Investors agree that if the Company timely makes each of the following payments to each of the Investors, the default should have been cured and the Notes shall be deemed paid in full:

         An initial payment of $416,666 to both Investors will be made by not later than 4:00 PM (New York time) on the date of this letter (the "Initial Payment"). A second payment of $416,666 to both Investors will be made by not later than 4:00 PM (New York time) on December 21, 2000 and additional six payments of $250,000 to both Investors on each of the following dates: December 29, 2000, February 21, 2001, March 21, 2001, April 20, 2001, May 21, 2001 and
June 21, 2001 (each, a "Payment Due Date").

         Payments shall be deemed as paid only upon receipt of wire transfers to the Investors accounts attached hereto by 4:00 PM (New York time) on a Payment Due Date.

         The Investors shall not take any action on account of the existing defaults by the Company as long as the Company makes the Initial Payment and all subsequent payments timely and in accordance with this letter, provided, that if any other default occurs under the Notes, the Investors may take such action as they deem appropriate without regard to the terms of this letter. If the Company fails to timely make the Initial Payment to each of the Investors, or any of the



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ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP

Fidelity Holdings, Inc.
November 21, 2000
Page 2

subsequent payments, the Company shall be in default and the Notes shall be due and payable immediately without further action on the part of the Investors, and this letter shall serve as written notice of such default.

         This letter shall not constitute waiver of any of the Investors' rights under the Notes or any applicable law, nor shall it diminish any of the Company's obligations under the Notes, which are absolute in accordance with their terms.




                                        Sincerely,

                                        /s/ Kenneth L. Henderson
                                            Kenneth L. Henderson


AGREED AND ACCEPTED


-----------------------
FIDELITY HOLDINGS, INC.